Exhibit 99.1

Arconic Reports Fourth Quarter 2020 and Full Year 2020 Results

Fourth Quarter 2020 Highlights

  Sales of $1.5 billion, up 3% from prior quarter, down 14% year over year
  Net loss of $64 million, or $0.59 per share, compared to net income of $168 million, or $1.54 per share, in fourth quarter 2019. The fourth quarter 2020 includes an after-tax charge of $108 million related to a partial annuitization of the Company’s U.S. pension obligations.
  Adjusted EBITDA of $151 million and Adjusted EBITDA margin of 10.3%
  Cash used for operations was $12 million and capital expenditures were $37 million
  Quarter-end cash balance of $787 million, debt of $1.3 billion, and net debt of $504 million

Full Year 2020 Highlights

  Sales of $5.7 billion, down 22% year over year
  Net loss of $109 million, or $1.00 per share, compared to net income of $177 million, or $1.63 per share, in 2019. Full year 2020 includes after-tax charges of $156 million related to partial annuitizations of the Company’s U.S. and U.K. pension obligations.
  Adjusted EBITDA of $619 million and Adjusted EBITDA margin of 10.9%
  Cash provided from operations of $266 million and capital expenditures of $105 million for the three quarters Q2 2020 – Q4 2020
  Implemented $260 million in cash conservation actions, above prior target of $250 million

PITTSBURGH--(BUSINESS WIRE)--February 23, 2021--Arconic Corporation (NYSE: ARNC) (“Arconic” or “the Company”) today reported fourth quarter 2020 and full year 2020 results.

Fourth Quarter 2020 Results

The Company reported revenue of $1.5 billion, up 3% from the prior quarter primarily due to growth in ground transportation and industrial product demand. Year over year, revenues were down 14% primarily reflecting weaker volumes in aerospace partially offset by growth in the industrial and packaging end markets. The Company reported a net loss of $64 million, or $0.59 per share, in fourth quarter 2020 compared with net income of $168 million, or $1.54 per share, in fourth quarter 2019. The fourth quarter 2020 net loss includes a noncash after-tax charge of $108 million related to a partial annuitization of U.S. pension obligations.

Fourth quarter 2020 Adjusted EBITDA was $151 million and Adjusted EBITDA margin was 10.3%, down sequentially primarily due to continued weakness in aerospace volumes and model year changeovers in ground transportation. Cash used for operations was $12 million and capital expenditures were $37 million. At quarter-end, the cash balance was $787 million with total available liquidity of approximately $1.5 billion.

In December, the Company implemented a partial annuitization of its U.S. pension obligation without requiring any current contribution to the pension plan. This annuitization reduced the Company’s U.S. pension obligation by approximately $240 million and resulted in expected annual savings of approximately $5 million of administrative costs. To further reduce its U.S. pension liabilities and costs, the Company expects to complete additional annuitizations during the first half of 2021.

Full-Year 2020 Results

Revenues of $5.7 billion declined 22% from 2019 levels primarily due to COVID-19 pandemic related impacts across the markets we serve and production declines due to delays associated with the Boeing 737 MAX. Net loss of $109 million, or $1.00 per share, declined from net income of $177 million, or $1.63 per share, in 2019. The full-year 2020 net loss includes after-tax charges of $156 million related to U.S. and U.K. pension annuitizations executed since separation.

Full-year 2020 Adjusted EBITDA was $619 million and Adjusted EBITDA margin was 10.9%. During the year, the Company implemented $260 million in cash conservation measures compared to its revised target of $250 million. For the three quarters Q2 2020 – Q4 2020, cash provided from operations was $266 million and capital expenditures were $105 million.

Tim Myers, Chief Executive Officer, said, “In our first nine months, we have weathered a global pandemic, made broad improvements on the corporate and operational fronts, and built a foundation for growing profitability and free cash flow over the next several years.” Mr. Myers continued, “Our fourth quarter results demonstrate a steady climb in revenue since the onset of the pandemic as several indicators point to growing customer demand in many of the markets we serve, particularly in the ground transportation and industrial sectors. In the packaging market, we are continuing commercial dialogue with key customers and scheduling qualification trials. Through the remainder of 2021, we will continue optimizing our capacity utilization to align with market demand and broader macroeconomic conditions.”

Fourth Quarter Segment Performance

Revenue by Segment (in millions)

	Quarter ended
	December 31, 2020	December 31, 2019
Rolled Products	$1,141	$1,315
Building and Construction Systems	236	263
Extrusions	85	130

Adjusted EBITDA (in millions)

	Quarter ended
	December 31, 2020	December 31, 2019
Rolled Products	$139	$141
Building and Construction Systems	30	30
Extrusions	(4)	(3)
Subtotal	165	168
Corporate	(14)	(9)
Adjusted EBITDA	$151	$159

Outlook

The Company expects full-year 2021 revenue to be in a range of $6.6 billion to $6.9 billion (assuming LME aluminum price of $2,030/mt and Midwest Premium of $320/mt for the full year). Adjusted EBITDA for the full-year 2021 is expected to be in a range of $675 million to $725 million. Free cash flow for full-year 2021 is expected to be in a range of ($50) million to $50 million and excludes the impacts of future annuitizations and includes approximately $350 million funding of legacy pension, OPEB, and environmental liabilities.

Arconic will hold its quarterly conference call at 10:00 AM Eastern Standard Time on February 23, 2021, to present fourth quarter and full year 2020 financial results. The call will be webcast on the Arconic website. Call information and related details are available at www.arconic.com under “Investors.”

About Arconic

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate, and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, building and construction, industrial and packaging end markets. For more information: www.arconic.com.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding forecasts and expectations relating to the aerospace, ground transportation, building and construction, industrial, packaging and other end markets; statements and guidance regarding future financial results, operating performance, working capital, cash flows, liquidity and financial position; statements about cost savings and restructuring programs; statements about Arconic's strategies, outlook, business and financial prospects; statements related to costs associated with pension and other post-retirement benefit plans; statements regarding projected sources of cash flow; statements regarding potential legal liability; statements regarding the potential impact of the COVID-19 pandemic; and statements regarding actions to mitigate the impact of COVID-19. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) existing and future adverse effects in connection with COVID-19 and the potential for COVID-19 related issues to significantly heighten the other risks customarily associated with our business (including those identified below); (b) the risk that we are unable to fully realize the expected benefits of the separation, or that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation, once fully realized, will exceed our estimates; (c) the risk of operating our business as a standalone company, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Arconic; (f) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (g) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (h) political, economic, and regulatory risks relating to Arconic’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (i) manufacturing difficulties or other issues that impact product performance, quality or safety; (j) the inability to meet demand for our products successfully or to mitigate the impact of cancellations of orders or reductions or delays caused by supply chain disruption; (k) a material disruption of Arconic’s operations, particularly at one or more of Arconic’s manufacturing facilities; (l) the inability to develop innovative new products or implement technology initiatives successfully; (m) challenges to or infringements on Arconic’s intellectual property rights; (n) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (o) the impact of potential cyber attacks and information technology or data security breaches; (p) the loss of significant customers or adverse changes in customers’ business or financial condition; (q) a significant downturn in the business or financial condition of a key supplier; (r) adverse changes in discount rates or investment returns on pension assets; (s) our inability to adequately mitigate the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (t) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; (u) a determination by the IRS that the distribution or certain related transactions should be treated as taxable transactions; (v) risks associated with indebtedness, including potential restriction on our operations and the impact of events of default; and (w) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Arconic Corporation and subsidiaries
Statement of Consolidated Operations (unaudited)
(dollars in millions, except per-share amounts)
	Quarter ended
	December 31,	September 30,	December 31,
	2020	2020	2019(1)
Sales	$1,462	$1,415	$1,708

Cost of goods sold (exclusive of expenses below)(2),(3)	1,248	1,218	1,483
Selling, general administrative, and other expenses(2)	64	59	91
Research and development expenses(2)	9	8	11
Provision for depreciation and amortization	60	63	62
Restructuring and other charges(4)	127	3	(17)
Operating (loss) income(3)	(46)	64	78

Interest expense	21	22	29
Other expenses (income), net(2),(5)	1	27	(11)

(Loss) Income before income taxes(3)	(68)	15	60
(Benefit) Provision for income taxes(3)	(4)	10	(108)

Net (loss) income(3)	(64)	5	168

Less: Net income attributable to noncontrolling interest	–	–	–

NET (LOSS) INCOME ATTRIBUTABLE TO ARCONIC CORPORATION(3)	$(64)	$5	$168

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC CORPORATION COMMON SHAREHOLDERS:
Basic:
Net (loss) income(3)	$(0.59)	$0.05	$1.54
Weighted-average number of shares(6)	109,152,402	109,073,635	109,021,376

Diluted:
Net (loss) income(3)	$(0.59)	$0.05	$1.54
Weighted-average number of shares(6)	109,152,402	112,813,853	109,021,376

COMMON STOCK OUTSTANDING AT THE END OF THE PERIOD	109,205,226	109,087,034	–
(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended December 31, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Cost of goods sold (exclusive of expenses below)	$7	$7	$23
Selling, general administrative, and other expenses	–	–	3
Research and development expenses	–	–	1
Other expenses, net	19	20	–
	$26	$27	$27
(3)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended December 31, 2019. Accordingly, Net income attributable to Arconic Corporation decreased $18 (comprised of a $23 increase to Cost of goods sold and a $5 increase to Benefit for income taxes), or $0.17 per share, from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

(4)

In the quarter ended December 31, 2020, Restructuring and other charges includes a $140 settlement charge related to the annuitization of a portion of the Company’s U.S. defined benefit pension plan obligation and a $25 benefit for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill. In the quarter ended December 31, 2019, Restructuring and other charges includes a $20 benefit for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill.

(5)

In the quarter ended December 31, 2020, Other expenses (income), net includes a $20 benefit for the reversal of a liability previously established on April 1, 2020 related to a potential indemnification to Howmet Aerospace by Arconic Corporation for an outstanding income tax matter in Spain. In November 2020, Howmet Aerospace received a favorable ruling from Spain’s Supreme Court bringing a final conclusion to this matter as this decision may not be appealed any further. As no further income tax payment was required of Howmet Aerospace likewise Arconic Corporation no longer has a requirement to perform under the indemnification.

(6)

In the quarter ended December 31, 2020, the diluted weighted-average number of shares does not include any common share equivalents associated with outstanding employee stock awards as their effect was anti-dilutive since the Company generated a net loss for the period. In the quarter ended September 30, 2020, the difference between the diluted weighted-average number of shares and the basic weighted-average number of shares relates to common share equivalents associated with outstanding employee stock awards. Prior to April 1, 2020, the Company did not have any publicly-traded issued and outstanding common stock or any common share equivalents. Accordingly, the respective basic and diluted earnings per share for the quarter ended December 31, 2019 were calculated based on the 109,021,376 shares of Arconic Corporation common stock distributed on April 1, 2020 in connection with the completion of Arconic Corporation’s separation from its former parent company.

Arconic Corporation and subsidiaries
Statement of Consolidated Operations (unaudited), continued
(dollars in millions, except per-share amounts)
	Year ended
	December 31,
	2020(1)	2019(1)
Sales	$5,675	$7,277

Cost of goods sold (exclusive of expenses below)(2),(3)	4,862	6,332
Selling, general administrative, and other expenses(2)	258	346
Research and development expenses(2)	36	45
Provision for depreciation and amortization	251	252
Restructuring and other charges(4)	188	87
Operating income(3)	80	215

Interest expense	118	115
Other expenses (income), net(2),(5)	70	(15)

(Loss) Income before income taxes(3)	(108)	115
Provision (Benefit) for income taxes(3)	1	(62)

Net (loss) income(3)	(109)	177

Less: Net income attributable to noncontrolling interest	–	–

NET (LOSS) INCOME ATTRIBUTABLE TO ARCONIC CORPORATION(3)	$(109)	$177

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC CORPORATION COMMON SHAREHOLDERS:
Basic:
Net (loss) income(3)	$(1.00)	$1.63
Weighted-average number of shares(6)	109,073,652	109,021,376

Diluted:
Net (loss) income(3)	$(1.00)	$1.63
Weighted-average number of shares(6)	109,073,652	109,021,376

COMMON STOCK OUTSTANDING AT THE END OF THE PERIOD	109,205,226	–

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the first three months included in the year ended December 31, 2020 and all months included in the year ended December 31, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced periods. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Year ended
	December 31,
	2020	2019
Cost of goods sold (exclusive of expenses below)	$25	$94
Selling, general administrative, and other expenses	–	13
Research and development expenses	–	2
Other expenses (income), net	78	2
	$103	$111
(3)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the year ended December 31, 2019. Accordingly, Net income attributable to Arconic Corporation decreased $48 (comprised of a $62 increase to Cost of goods sold and a $14 increase to Benefit for income taxes), or $0.44 per share, from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

(4)

In the year ended December 31, 2020, Restructuring and other charges includes a $198 settlement charge related to the annuitizations of a portion of the Company’s U.S. and U.K. defined benefit pension plan obligations and a $25 benefit for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill. In the year ended December 31, 2019, Restructuring and other charges includes a $20 benefit for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill.

(5)

In the year ended December 31, 2020, Other expenses (income), net includes a $20 benefit for the reversal of a liability previously established on April 1, 2020 related to a potential indemnification to Howmet Aerospace by Arconic Corporation for an outstanding income tax matter in Spain. In November 2020, Howmet Aerospace received a favorable ruling from Spain’s Supreme Court bringing a final conclusion to this matter as this decision may not be appealed any further. As no further income tax payment was required of Howmet Aerospace likewise Arconic Corporation no longer has a requirement to perform under the indemnification.

(6)

In the year ended December 31, 2020, the diluted weighted-average number of shares does not include any common share equivalents associated with outstanding employee stock awards as their effect was anti-dilutive since the Company generated a net loss for the period. Prior to April 1, 2020, the Company did not have any publicly-traded issued and outstanding common stock or any common share equivalents. Accordingly, the respective basic and diluted earnings per share for the year ended December 31, 2019 were calculated based on the 109,021,376 shares of Arconic Corporation common stock distributed on April 1, 2020 in connection with the completion of Arconic Corporation’s separation from its former parent company.

Arconic Corporation and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions)
	December 31, 2020	December 31, 2019(1)
ASSETS
Current assets:
Cash and cash equivalents	$787	$72
Receivables from customers, less allowances of $1 in 2020 and $2 in 2019(2)	631	384
Other receivables	128	136
Inventories(3)	1,043	1,137
Prepaid expenses and other current assets	53	28
Total current assets	2,642	1,757

Properties, plants, and equipment	7,409	7,210
Less: accumulated depreciation and amortization	4,697	4,466
Properties, plants, and equipment, net	2,712	2,744
Goodwill	390	386
Operating lease right-of-use-assets	144	125
Deferred income taxes	329	14
Other noncurrent assets	97	32
Total assets	$6,314	$5,058

LIABILITIES
Current liabilities:
Accounts payable, trade	$1,106	$1,061
Accrued compensation and retirement costs	118	80
Taxes, including income taxes	33	21
Environmental remediation	90	83
Operating lease liabilities	36	33
Other current liabilities	90	63
Total current liabilities	1,473	1,341
Long-term debt	1,278	250
Accrued pension benefits	1,343	63
Accrued other postretirement benefits	479	1
Environmental remediation	66	125
Operating lease liabilities	111	96
Deferred income taxes(3)	15	159
Other noncurrent liabilities and deferred credits	102	50
Total liabilities	4,867	2,085

EQUITY
Arconic Corporation shareholders’ equity:
Parent Company net investment(3)	–	2,664
Common stock	1	–
Additional capital	3,348	–
Accumulated deficit	(155)	–
Accumulated other comprehensive (loss) income	(1,761)	295
Total Arconic Corporation shareholders' equity	1,433	2,959
Noncontrolling interest	14	14
Total equity	1,447	2,973
Total liabilities and equity	$6,314	$5,058
(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s financial position as of December 31, 2019 was prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s financial position had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Prior to January 1, 2020, certain of Arconic Corporation’s customer receivables were sold to its former parent company, which had an arrangement with several financial institutions to sell certain customer receivables without recourse on a revolving basis. As of December 31, 2019, the amount of Arconic Corporation’s outstanding customer receivables sold to its former parent company was $281. In preparation for the separation of Arconic Corporation from its former parent company, effective January 2, 2020, the former parent company’s arrangement was amended to no longer include customer receivables associated with Arconic Corporation in this program.

(3)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Consolidated Balance Sheet as of December 31, 2019. Accordingly, Inventories, Deferred income taxes, and Parent Company net investment increased $317, $72, and $245, respectively, from amounts previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed March 30, 2020). The increase to Parent Company net investment includes a cumulative effect of accounting change of $293 recorded on January 1, 2019. See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

Arconic Corporation and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in millions)
	Quarter ended
	December 31,	September 30,	June 30,
	2020	2020	2020
OPERATING ACTIVITIES
Net (loss) income(1)	$(64)	$5	$(96)
Adjustments to reconcile net (loss) income to cash (used for) provided from operations:
Depreciation and amortization	60	63	68
Deferred income taxes(1)	(44)	(22)	28
Restructuring and other charges	127	3	77
Net periodic pension benefit cost	21	22	18
Stock-based compensation	5	6	5
Amortization of debt issuance costs	2	2	21
Other	1	(4)	2
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Decrease (Increase) in receivables	15	(66)	125
(Increase) Decrease in inventories(1)	(132)	82	171
Decrease (Increase) in prepaid expenses and other current assets	8	1	(8)
Increase (Decrease) in accounts payable, trade(2)	247	169	(295)
(Decrease) in accrued expenses	(64)	(61)	(39)
Increase (Decrease) in taxes, including income taxes	24	21	(48)
Pension contributions	(227)	–	(12)
Decrease in noncurrent assets	7	7	11
Increase in noncurrent liabilities	2	12	10
CASH (USED FOR) PROVIDED FROM OPERATIONS	(12)	240	38

FINANCING ACTIVITIES
Separation payment to former parent company(3)	–	–	(728)
Additions to debt (original maturities greater than three months)(3)	–	–	1,200
Debt issuance costs	–	–	(15)
Payments on debt (original maturities greater than three months)(3)	–	–	(1,100)
Other	9	4	–
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	9	4	(643)

INVESTING ACTIVITIES
Capital expenditures(2)	(37)	(39)	(29)
Proceeds from the sale of assets and businesses	23	–	1
CASH USED FOR INVESTING ACTIVITIES	(14)	(39)	(28)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	2	2	–
Net change in cash and cash equivalents and restricted cash	(15)	207	(633)
Cash and cash equivalents and restricted cash at beginning of period(4)	802	595	1,228
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD(4)	$787	$802	$595
(1)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial results. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Cash Flows for the quarter ended June 30, 2020. Accordingly, Net loss increased $4, Deferred income taxes decreased $1, and Decrease in inventories positively changed by $5. See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

(2)

In preparing the Statement of Consolidated Cash Flows for the nine months ended September 30, 2020, management discovered that the amount of (Decrease) in account payable, trade previously reported for the quarter ended June 30, 2020 was overstated by $8 and the amount of Capital expenditures previously reported for the quarter ended June 30, 2020 was understated by $8. As a result, for the quarter ended June 30, 2020, management has corrected both (Decrease) in accounts payable, trade and Capital expenditures from previously reported amounts to remove the respective effect of this $8. Additionally, financial information for prior periods not presented herein will be corrected, as applicable, in future filings.

(3)

On April 1, 2020, Arconic Inc. separated into two standalone, publicly-traded companies, Arconic Corporation and Howmet Aerospace Inc. (the “Separation”). In connection with the capital structure to be established at the time of the Separation, Arconic Corporation secured $1,200 in third-party indebtedness during the first quarter of 2020. The net proceeds from a portion of this indebtedness was held in escrow until the satisfaction of the escrow release conditions, which included the substantially concurrent completion of the Separation. Accordingly, the escrowed cash was included in Restricted cash as of March 31, 2020 (see footnote 4). The Company used a portion of the net proceeds from the aggregate indebtedness to make a $728 payment to its former parent company on April 1, 2020 to fund the transfer of certain net assets from the former parent company to Arconic Corporation in connection with the completion of the Separation. On April 2, 2020, Arconic Corporation incurred an additional $500 of indebtedness as a proactive measure taken by the Company to bolster its liquidity and preserve financial flexibility in light of uncertainties resulting from the COVID-19 outbreak. On May 13, 2020, in order to provide improved financial flexibility, Arconic Corporation executed a refinancing of a portion of its outstanding indebtedness by securing $700 in new third-party indebtedness. The Company used the net proceeds from the new indebtedness, together with cash on hand, to repay $1,100 of outstanding indebtedness.

(4)

Cash and cash equivalents and restricted cash at beginning of period for the quarters ended December 31, 2020 and September 30, 2020 and Cash and cash equivalents and restricted cash at end of period for all periods includes Restricted cash of less than $0.03. For the quarter ended June 30, 2020, Cash and cash equivalents and restricted cash at beginning of period includes Restricted cash of $593 (see footnote 3).

Arconic Corporation and subsidiaries Segment Adjusted EBITDA Reconciliation (unaudited) (in millions)
	Quarter ended
	December 31,
	2020	2019(1)
Total Segment Adjusted EBITDA(2),(3),(4)	$165	$168
Unallocated amounts:
Corporate expenses(3),(5)	(9)	(10)
Stock-based compensation expense	(5)	(12)
Metal price lag(6)	3	(6)
Provision for depreciation and amortization	(60)	(62)
Restructuring and other charges	(127)	17
Other(3),(7)	(13)	(17)
Operating (loss) income(4)	(46)	78
Interest expense	(21)	(29)
Other (expenses) income, net(3)	(1)	11
Benefit for income taxes(4)	4	108
Net income attributable to noncontrolling interest	–	–
Consolidated net (loss) income attributable to Arconic Corporation(4)	$(64)	$168
(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended December 31, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Effective in the second quarter of 2020, management elected to change the profit or loss measure of the Company’s reportable segments from Segment operating profit to Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Effective in the third quarter of 2020, management refined the Company’s Segment Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 6). This change was made to further enhance the transparency and visibility of the underlying operating performance of each segment by removing the volatility associated with metal prices.

Arconic Corporation calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) and Research and development expenses, plus Stock-based compensation expense and Metal price lag. Previously, the Company calculated Segment operating profit as Segment Adjusted EBITDA minus each of (i) the Provision for depreciation and amortization, (ii) Stock-based compensation expense, and (iii) Metal price lag. Arconic Corporation’s Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies’ reportable segments.

Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended December 31, 2019. See footnote 4 for additional information.

Segment Adjusted EBITDA for the quarter ended December 31, 2019 was recast to reflect the new measure of segment profit or loss and the change in inventory cost method.

Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net (loss) income.

(3)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended
	December 31,
	2020	2019
Total Segment Adjusted EBITDA	$(7)	$(21)
Unallocated amounts:
Corporate expenses	–	(4)
Other	–	(2)
Subtotal	–	(6)
Other expenses, net	(19)	–

Total	$(26)	$(27)
(4)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended December 31, 2019. Accordingly, Net income attributable to Arconic Corporation decreased $18 (comprised of a $23 increase to Cost of goods sold and a $5 increase to Benefit for income taxes) from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

(5)

Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center. The amount presented for the quarter ended December 31, 2019 represents an allocation of Arconic Corporation’s former parent company’s corporate expenses (see footnote 1).

(6)

Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(7)

Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company’s Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as “Other special items” (see footnote 5 to the reconciliation of Adjusted EBITDA within Calculation of Non-GAAP Financial Measures included in this release).

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
(in millions)
Adjusted EBITDA	Quarter ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019(1)	2020(1)	2019(1)
Net (loss) income attributable to Arconic Corporation(2)	$(64)	$5	$168	$(109)	$177
Add:
Net income attributable to noncontrolling interest	–	–	–	–	–
(Benefit) Provision for income taxes(2)	(4)	10	(108)	1	(62)
Other expenses (income), net(3)	1	27	(11)	70	(15)
Interest expense	21	22	29	118	115
Restructuring and other charges	127	3	(17)	188	87
Provision for depreciation and amortization	60	63	62	251	252
Stock-based compensation	5	6	12	23	40
Metal price lag(4)	(3)	16	6	27	39
Other special items(5)	8	13	18	50	81

Adjusted EBITDA(2),(3)	$151	$165	$159	$619	$714

Sales	$1,462	$1,415	$1,708	$5,675	$7,277

Adjusted EBITDA Margin	10.3%	11.7%	9.3%	10.9%	9.8%

Arconic Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see below); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Effective in the third quarter of 2020, management refined the Company’s Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 4). This change was made to further enhance the transparency and visibility of the underlying operating performance of the Company by removing the volatility associated with metal prices. Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter and year ended December 31, 2019. See footnote 2 for additional information. Adjusted EBITDA for the quarter and year ended December 31, 2019 was recast to reflect both these changes.

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended December 31, 2019, the first three months included in the year ended December 31, 2020, and all months included in the year ended December 31, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced periods. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter and year ended December 31, 2019. Accordingly, for the quarter ended December 31, 2019, Net income attributable to Arconic Corporation decreased $18 (comprised of a $23 increase to Cost of goods sold and a $5 increase to Benefit for income taxes) from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). Additionally, for the year ended December 31, 2019, Net income attributable to Arconic Corporation decreased $48 (comprised of a $62 increase to Cost of goods sold and a $14 increase to Benefit for income taxes) from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

(3)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense (excluding settlements and curtailments) was recorded in accordance with defined benefit plan accounting in all periods presented. See footnote 2 to the Statement of Consolidated Operations included in this release for additional information.

(4)

Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(5)	Other special items include the following:

  for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other ($3);
  for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the curtailment of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other ($2);
  for the quarter ended December 31, 2019, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($17) and costs related to the Grenfell Tower legal matter ($1);
  for the year December 31, 2020, costs related to several legal matters, including Grenfell Tower ($7), a customer settlement ($5), and other ($10), an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($18), a write-down of inventory related to the curtailment of the casthouse operations at the Chandler (Arizona) extrusions facility ($3), and other ($7); and
  for the year ended December 31, 2019, a charge for an ongoing environmental remediation matter referred to as Grasse River ($25) and an allocation of costs incurred by Arconic Corporation’s former parent company associated with the following matters: the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($40), negotiation of a collective bargaining agreement with the United Steelworkers ($9), the Grenfell Tower legal matter ($4), and a company-wide strategy and portfolio review by ParentCo management ($3).

Net Debt	December 31, 2020

Long-term debt	$1,278
Short-term borrowings	13
Total debt	$1,291

Less: Cash and cash equivalents	787

Net debt	$504

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. Long-term debt equals $1,300 principal of outstanding indebtedness less $22 of unamortized debt issuance costs.

Contacts

Investor Contact
Jason Secore
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media Contact
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com